UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
OPTIQUE FUNDS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Optique LOGO	John Hancock LOGO
Optique International Value Fund recently distributed proxy materials to you regarding a Special Meeting of Shareholders scheduled to be held on February 9, 2011 at 3:00 p.m., Central Time, to vote on a proposal to merge your Fund into John Hancock International Value Equity Fund. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the Special Meeting. By voting now, you will help the Fund save the cost of additional mailings and calls to shareholders.
VOTE NOW
To approve the reorganization of Optique International Value Fund into the newly created John Hancock International Value Equity Fund. The Board of Directors recommends that you vote FOR this proposal
3 Ways to Vote
VOTE BY PHONE
Call 1-800-690-6903 toll-free 24 hours a day. Follow the simple voting instructions that you will hear. (Please have your proxy card handy).
VOTE ONLINE
Visit WWW.PROXYVOTE.COM and enter the control # that appears on your specific proxy card. The site will give you simple instructions.
VOTE BY MAIL
Return your executed proxy card in the enclosed postage paid envelope immediately so that we will receive it by February 8th (day prior to the shareholder meeting).
If you did not receive a proxy package, please call 1-877-257-9951 as soon as possible to receive a package or contact your financial advisor. Otherwise, we urge you to vote immediately to avoid further proxy correspondence.
Optique and John Hancock thank you for your time and prompt vote.

Optique International Value Fund
Solicitation Script
Special Meeting of Shareholders Date: February 9, 2011
1-877-257-9951
Greeting:
Hello, is Mr./Ms. _________ available please?
Hi Mr./Ms.                    , my name is <Agent Name> and I am calling on behalf of Optique International Value Fund on a recorded line. Recently we sent you proxy materials for the upcoming Special Meeting of Shareholders to be held on February 9, 2011 and have not received your proxy. Your Fund’s Board of Directors is recommending that you vote FOR the proposal. Would you like to vote along with the recommendations of the Board?
For the record, would you please state your full name and mailing address?
Are you authorized to vote on all shares?
Again, my name is <Agent Name>, a proxy voting specialist on behalf of Optique International Value Fund. Today’s date is <Date> and the time is <Time> (am/pm) Eastern Time.
Mr./Ms.                    , I have recorded your [FOR / AGAINST / ABSTAIN] vote for all of your Optique International Value Fund accounts and will be sending you a written confirmation for each. If you wish to make any changes you may contact us by calling 1-877-257-9951. Thank you very much for your participation and have a great day/evening.
If Not Received:
I can resend the materials to you. Can you please verify your mailing address? (Verify entire address, including street name, number, town, state & zip) Do you have an email address this can be sent to? (If yes, enter the email address in the notes and read it back phonetically to the shareholder)
Thank you. (For re-mail) You should receive these materials shortly and the materials will inform you of the methods available to you to cast your vote, one of which is to call us back at the toll free number listed in the material.
If Not Interested (use rebuttal):
I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card(s) at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:
Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of Optique International Value Fund. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on February 9, 2011.
Your participation is very important. To vote over the telephone, call toll-free at 1-877-257-9951 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.
AUTOMATED ANSWERING MACHINE MESSAGE:
Hello, this is the Broadridge Proxy Service Center calling with an important message on behalf of Optique International Value Fund. You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on February 9, 2011.
Your participation is very important. To vote over the telephone, call toll-free at 1-877-257-9951 and a proxy voting specialist will assist you with voting your shares. Specialists are available Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00AM to 6:00 PM Eastern Time. Voting takes just a few moments and will benefit all shareholders.
Thank you for your prompt attention to this matter.

INBOUND — CLOSED RECORDING:
“Thank you for calling the Broadridge Proxy Services Center on behalf of Optique International Value Fund. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9:30 AM to 9:00 PM and Saturday 10:00 AM to 6:00 PM Eastern Time. Thank you.”
INBOUND — CALL IN QUEUE MESSAGE:
“Thank you for calling the Broadridge Proxy Services Center on behalf of Optique International Value Fund. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.”
END OF CAMPAIGN MESSAGE:
“Thank you for calling the Broadridge Proxy Services Center on behalf of Optique International Value Fund. The Special Meeting of Shareholders has been held and as a result, this toll free number is no longer in service for proxy related shareholder calls. If you have questions about your Optique International Value Fund, please contact your Financial Advisor or call John Hancock, at 1-800-225-5291. Thank you for investing with the Optique International Value Fund.”